SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 CYBERADS, INC.
             (Exact name of registrant as specified in its charter)



           Florida                                      65-1000634
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)



370 Amapola Ave. # 202, Torrance, California                           90501
  (Address of Principal Executive Offices)                          (Zip Code)



                 Consultants and Advisers 2005 Compensation Plan
                       Officers and Directors Compensation
                            (Full title of the plan)


                                  Jeff Criswell
                                 Cyberads, Inc.
                370 Amapola Ave. #202, Torrance, California 90501
           (Name, address, and telephone number of agent for service)


                                   Copies to:

                            Robert C. Laskowski, Esq.
                            520 SW Yamhill, Suite 600
                             Portland, Oregon 97204
                                 (503) 241-0780


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                                              Proposed
                                                    Proposed                  maximum              Amount of
Title of securities          Amount to          maximum offering         aggregate offering      registration
to be registered           be registered        price per share                price                  fee
                                (1)                   (2)                       (2)                   (3)
--------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.001             5,000,000               $0.14                    $700,000              $82.40
per share                      shares
--------------------------------------------------------------------------------------------------------------

(1) This filing registers 5,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"),reserved for issuance pursuant to the Company's 2005 Compensation Plan for consultants and advisers and for compensation for officers and directors.

(2) Estimated solely for purposes of calculating the registration fee in accordance with the Securities Act of 1933, as amended, based on the closing price for the Common Stock in the over-the-counter market on June 14, 2005.

(3) Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended (the "Act"), and Securities and Exchange Commission ("SEC") Rule 457(h) promulgated under the Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           Information required by Part I is permitted to be omitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Company with the SEC are incorporated by reference in this registration statement:

         (a) Company's annual report on Form 10-KSB for year ended December 31, 2004 and the Company's quarterly report on Form 10-QSB for the period ended March 31, 2005, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the annual report referred to in (a) above.

         All documents filed by the Company subsequent to those listed in Item 3(a)-(b) above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Florida Business Corporation Act ("Corporation Act") permits the indemnification of directors, officers employees and agents of the Company. The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Corporation Act. An officer or director is generally not entitled to indemnification: (i) in connection with any proceeding charging improper personal benefit to the officer or director in which the officer or director is adjudged liable on the basis that personal benefit was improperly received; or
(ii) in connection with any proceeding initiated by such person against Company, its directors, officers, employees, or other agents.

         Insofar as the indemnification for liabilities arising under the Securities Act of 1933 ("Act") is permitted to directors, officers and persons controlling the Company pursuant the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable

Item 8.  Exhibits.

         The exhibits listed in the index to exhibits, which appears on page 7 hereof, are filed as part of this registration statement.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a)      To  include  any   prospectus   required  by
                                    section 10(a)(3) of the Act;

                           (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration state ment or any material change to such information in the regis tration statement;

                           provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the regis trant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the term ination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or pro ceeding) is asserted by such director, officer, or controlling person in connec tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemni fication by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Torrance, California, on June 14, 2005.

CYBERADS, INC.


By:      /s/ JEFF CRISWELL
         ----------------------------------
         Jeff Criswell
         President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Jeff Criswell as his true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officer and Director             Date:

/s/ JEFF CRISWELL                                    June 14, 2005
----------------------------------
Jeff Criswell
President

Principal Financial Officer, Treasurer and
Director

/s/ WALTER TATUM                                     June 14, 2005
----------------------------------
Walter Tatum


Directors:

/s/ WALTER TATUM                                     June 14, 2005
----------------------------------
 Walter Tatum


/s/ JEFF CRISWELL                                    June 14, 2005
----------------------------------
Jeff Criswell

                                INDEX TO EXHIBITS


Exhibit Number (1)                  Exhibit                                Page
--------------                      -------                                ----

5.1                   Opinion of Robert C. Laskowski, Esq.                  7
                              (regarding legality)

23.1                  Consent of Robert C. Laskowski, Esq.                  7
                           (included in Exhibit 5.1)

23.2                   Consent of Timothy L. Steers, CPA, LLC               8

24.1                           Power of Attorney                            5
                  (see page 6 of this registration statement)

         Other exhibits listed in Item 601 of SEC Regulation S-B are not applicable.


Exhibit 5.1       Opinion of Robert C. Laskowski, Esq. (regarding legality).

                               ROBERT C. LASKOWSKI
                                 Attorney at Law
                            520 SW Yamhill, Suite 600
                             Portland, Oregon 97204
                            Telephone: (503) 241-0780
                            Facsimile: (503) 227-2980
                                  June 14, 2005

To the Board of Directors
Cyberads, Inc.

Gentlemen:

         We have acted as counsel for Cyberads, Inc. ("Company") in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering 5,000,000 shares of Company's Common Stock, par value $0.001 per share (the "Shares"), issuable pursuant to the Company's Consultants and Advisers 2005 Compensation Plan for compensation to officers and directors. We have reviewed the corporate action of Company in connection with this matter and have examined and relied upon such documents, corporate records, and other evidence as we have deemed necessary for the purpose of this opinion.
         Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold pursuant to the Agreement, legally issued, fully paid, and non- assessable.
         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ ROBERT C. LASKOWSKI

Exhibit 23.2      Consent of Independent Auditors

                   (Letterhead of Timothy L. Steers, CPA, LLC)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 5,000,000 shares of common stock of Cyberads, Inc. of our report dated April 7, 2005 with respect to the consolidated financial statements included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the US Securities and Exchange Commission.

                                            /s/ TIMOTHY L. STEERS, CPA, LLC
Portland, OR
June 15, 2005